As filed with the Securities and Exchange Commission on November 12, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_______________________________

Gildan Activewear Inc.
(Exact Name of Registrant as Specified in its Charter)
_______________________________

Canada (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification No.)
 _______________________________

600 de Maisonneuve Boulevard West, 33rd Floor
Montréal, Québec
Canada H3A 3J2
(514) 735-2023
 (Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_______________________________

Share Purchase Plan of Gildan Activewear Inc., as amended
Long Term Incentive Plan of Gildan Activewear Inc., as amended
 (Full Titles of the Plans)
_______________________________

Gildan USA Inc.
1980 Clements Ferry Road,
Charleston, SC 29492
(843) 606-3600
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
_______________________________

Copy to:

Donald R. Crawshaw Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

_______________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	10,961,376 (1)(2)	$28.49 (3)	$312,289,602.24	$31,447.56

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or other similar transaction.

(2)
Represents an aggregate of 10,961,376 Common Shares, of which 4,820,976 Common Shares are available for future issuance under the Share Purchase Plan of Gildan Activewear Inc., as amended, and 6,140,400 Common Shares are available for future issuance under the Long Term Incentive Plan of Gildan Activewear Inc., as amended.

(3)
Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low prices ($28.75 and $28.23, respectively) of Gildan Activewear Inc.’s Common Shares on the New York Stock Exchange on November 6, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement (the “Plans”) as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by Gildan Activewear Inc. (the “Registrant”) are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 40-F for the fiscal year ended October 5, 2014, filed with the Commission on December 9, 2014 (the “2014 Annual Report on Form 40-F”).

(2)
The Registrant’s reports on Form 6-K filed with the Commission on December 4, 2014, December 10, 2014, December 23, 2014, February 5, 2015, February 10, 2015, May 14, 2015, July 31, 2015 and November 12, 2015.

(3)
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-14830) dated February 24, 2005, under the section entitled “Common Shares”.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent, if any, designated therein, reports on Form 6-K furnished by the Registrant to the Commission after the date of this Registration Statement and before the filing of any post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such document shall not create any implication that there has been no change in the affairs of the Registrant since its date thereof or that the information contained in it is current as of any time subsequent to its date. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable. The Registrant’s Common Shares are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

The Administrative Resolutions of the Registrant provide as follows:

Subject to the limitations contained in applicable laws but without limit to the rights of the Corporation to indemnify any person under such laws or otherwise:

9.1           The Corporation will indemnify any current or former director or officer of the Corporation and its subsidiaries, or another individual who acts or acted at the Corporation's request as a director or officer of, or in a similar capacity for, another entity, as well as his/her heirs and legal representatives (the “Indemnified Party”) against all costs, charges, damages, awards, settlements, liabilities, fines, penalties, statutory obligations, professional fees and other expenses of whatever nature or kind (the “expenses”), including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding in which the Indemnified Party is involved (a “claim”), including any claim, demand, suit, proceeding, inquiry, hearing, discovery or investigation, of whatever nature, whether anticipated, threatened, pending, commenced, continuing or completed, and any appeal in respect of an action or other proceeding, by or on behalf of the Corporation or any other person to which the Indemnified Party is or may be made a party, by reason of being or having been a director or officer of the Corporation or one of its subsidiaries, or acting or having acted at the request of the Corporation as a director or officer of, or in a similar capacity for, any other entity, if (a) the Indemnified Party has acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the Corporation's subsidiary or other entity for which the Indemnified Party acted as a director or officer or in a similar capacity at the Corporation's request, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his/her conduct was lawful.

9.2           The Corporation shall advance moneys to the Indemnified Party for the expenses described in paragraph 1 above; however, the Indemnified Party will repay such moneys if he/she does not fulfill the conditions set forth in subparagraphs 1(a) and (b) above.

9.3           For greater certainty, the Corporation will indemnify the Indemnified Party for any taxes payable by him/her as a result of any payment made to him/her pursuant to the present undertakings.

9.4           If for any reason, directors’ and officers’ liability insurance provides that a deductible must be assumed by the Indemnified Party, the Corporation shall pay the deductible for and on his/her behalf; however, he/she will repay such deductible to the Corporation if he/she does not fulfill the conditions set forth in subparagraphs 1 (a) and (b) above.

9.5           Where the undertakings described herein or any component thereof is subject to or conditional upon the approval of a court, the Corporation will exercise all reasonable efforts to obtain, or assist in obtaining, or facilitate the obtaining of, such approval.

Section 124 of the Canada Business Corporations Act authorizes corporations to indemnify past and present directors, officers and certain other individuals for liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) if such individual acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

The Registrant maintains a Directors & Officers Indemnity Insurance Policy, which indemnifies the Registrant’s directors and officers for wrongful acts. The coverage is subject to customary exclusions.

Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montréal, Province of Québec, Canada, on November 11, 2015.

GILDAN ACTIVEWEAR INC.

By:	/s/ Lindsay Matthews
Name: Lindsay Matthews
Title: Vice-President, General Counsel and Corporate Secretary

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated City of Montréal, Province of Québec, Canada, on the dates indicated:

SIGNATURE	CAPACITY	DATE
/s/ Glenn J. Chamandy	President and Chief Executive Officer, Director	November 11, 2015
Glenn J. Chamandy
/s/ Rhodri J. Harries	Executive Vice-President, Chief Financial and Administrative Officer (principal financial officer)	November 11, 2015
Rhodri J. Harries
/s/ Nicolas Lavoie	Senior Vice President, Finance (principal accounting officer)	November 11, 2015
Nicolas Lavoie

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindsay Matthews and Nicolas Lavoie, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE
/s/ William d. Anderson	Chairman of the Board	November 11, 2015
William D. Anderson
/s/ Donald C. Berg	Director	November 11, 2015
Donald C. Berg
/s/ Russell Goodman	Director	November 11, 2015
Russell Goodman
/s/ Russ Hagey	Director	November 11, 2015
Russ Hagey
/s/ George Heller	Director	November 11, 2015
George Heller
/s/ Anne Martin-Vachon	Director	November 11, 2015
Anne Martin-Vachon
/s/ Sheila O’Brien	Director	November 11, 2015
Sheila O’Brien
/s/ Gonzalo F. Valdes-Fauli	Director	November 11, 2015
Gonzalo F. Valdes-Fauli

SIGNATURE OF THE AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in the City of Charleston, State of South Carolina on November 11, 2015.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Andrew Colvin
Name: Andrew Colvin
Title: Director, Legal Affairs and Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
4.1*	Certificate of Restated Articles of Incorporation, dated February 15, 2011.
4.2	By-Law One (incorporated by reference to the Form 6-K filed with the Commission on August 5, 2005).
5.1*	Opinion of Norton Rose Fulbright Canada LLP, Canadian counsel to the Registrant, as to the legality of the Common Shares being registered.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1*	Share Purchase Plan of Gildan Activewear Inc., as amended.
99.2*	Long Term Incentive Plan of Gildan Activewear Inc., as amended.

*      Filed herewith.